STOCK PURCHASE AGREEMENT

THIS STOCK PURCHASE AGREEMENT (the "Agreement"), entered into as of this _____ day of June, 2010, by and among **INTERLINK-US-NETWORK, LTD.**, a California corporation with an office address of 10390 Wilshire Boulevard, Penthouse 20, Los Angeles, California 90024 ("Company"), **JUMP COMMUNICATIONS, INC.**, a Nevada corporation with an office address of 10390 Wilshire Boulevard, Penthouse 20, Los Angeles, California 90024 ("Seller"), **A. FREDERICK GREENBERG** ("AFG"), **RICHARD M. GREENBERG** ("RMG" and, together with AFG, the "Principals"), and **THE VERIGREEN GROUP, LLC**, a Nevada limited liability company with an office address of 575 Underhill Boulevard, Suite 125, Syosset, NY 11791 ("Buyer").

WHEREAS, the Company is a reporting company whose common stock is listed for trading on the OTC:BB under the symbol IUSN; and

WHEREAS, the Company is authorized to issue 100,000,000 shares of common stock, of which 11,170,987 shares are currently issued and outstanding (the "Common Stock"); and

WHEREAS, the Company is authorized to issue 30,000 shares of Series A Preferred Stock, which is convertible into shares of Common Stock at the rate of 833.33 per share, of which 12,546 shares are currently issued and outstanding (the "Series A Preferred"); and

WHEREAS, the Company is authorized to issue 500,000 shares of Series B Preferred Stock, which is convertible into shares of Common Stock at the rate of 2 per share, of which 90,000 shares are currently issued and outstanding (the "Series B Preferred"); and

WHEREAS, Seller is the owner of 3,136,752 shares of Common Stock which are "free trading" and 12,546 shares of Series A Preferred which are convertible into unrestricted shares of Common Stock (collectively, the "Purchase Shares"); and

WHEREAS, Buyer desires to purchase the Purchase Shares from Seller in exchange for $400,000 (the "Purchase Price"), pursuant to the terms of this Agreement; and

WHEREAS, Buyer intends to merge the assets of certain subsidiary companies with rights to manufacture, market and distribute certain products known as Permapave, Dymoncrete, Dymonrock, Lumi-Coat, VeriBrite and Dymon Pallets (the "Products").

NOW, THEREFORE, for valuable consideration the receipt and sufficiency of which is hereby acknowledged, the parties intending to be legally bound agree as follows:

I. PURCHASE OF SHARES

1.1 Purchase of Shares. On the date hereof, Seller hereby sells the Purchase Shares to Buyer. The Seller represents and warrants that all such Purchase Shares are duly authorized, validly issued, fully paid and nonassessable.

1.2 Purchase Price. The Buyer shall pay the Purchase Price to Seller as follows:

a. At the Closing, $100,000 will be wired to an account designated by AFG and $100,000 will be wired to an account designated by RMG.

b. On the date which is 90 days after the Closing, $100,000 will be wired to an account designated by AFG and $100,000 will be wired to an account designated by RMG.

1.3 The Closing. The Closing of the transaction contemplated by this Agreement shall occur at the offices of the Company on or around June 30, 2010.

1.4 Assumption of Liabilities. Buyer will assume the current liabilities of the Company as set forth on its most recent quarterly report on Form 10-Q.

1.5 Issuance of Additional Shares. In return for the assumption of the liabilities of the Company pursuant to Section 1.4 hereof, Company will issue 1,000,000 shares of Common Stock and 10,000 shares of Series A Preferred to Buyer (the "Additional Shares"). Such Additional Shares shall bear the following restrictive legend:

> "The shares represented by this certificate have not been registered under the Securities Act of 1933, as amended, or the securities laws of any state or other jurisdiction. The shares may not be transferred except pursuant to an effective registration statement under such act and other applicable securities laws, or pursuant to an exemption therefrom."

II. MERGER

2.1 Merger. Immediately following the Closing, Buyer will merge its Permapave subsidiary with and into the Company, with the Company being the surviving entity of the merger. All of the existing assets of the Company will be assigned to a new subsidiary company ("Newco"), to be formed on or before the Closing. The Permapave assets will remain in a subsidiary of the non-surviving company.

2.2 Share Exchange. All shareholders of the Permapave subsidiary other than the Buyer will receive shares of Common Stock on a one for five basis, such that each five shares of the Permapave subsidiary will be replaced by one share of Common Stock. The shares of Common Stock will be issued from authorized unissued of the Company and shall bear the following restrictive legend:



"The shares represented by this certificate have not been registered under the Securities Act of 1933, as amended, or the securities laws of any state or other jurisdiction. The shares may not be transferred except pursuant to an effective registration statement under such act and other applicable securities laws, or pursuant to an exemption therefrom."

2.3 Additional Assets. Following the Closing, Buyer will assign the rights to the Products to newly formed subsidiary companies of the Company.

2.4 Board Representation. Principals agree to continue as Directors of the Company after the Closing and for so long as the Employment Agreements pursuant to Section 5.5 hereof remain in force and effect. Buyer covenants and agrees to obtain and maintain a policy of officers and directors insurance covering the Company as long as the Principals remain as Directors of the Company.

III. REPRESENTATIONS AND WARRANTIES OF COMPANY

The Company, the Seller and the Principals hereby represent and warrant the following as of the date hereof, as of the date of Closing:

3.1 Organization and Qualification. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of California, with full power and authority (corporate and other) to own, lease, use and operate its properties and to carry on its business as and where now owned, leased, used, operated and conducted. The Company is duly qualified as a foreign corporation to do business and is in good standing in every jurisdiction in which its ownership or use of property or the nature of the business conducted by it makes such qualification necessary. Except as otherwise disclosed in its public filings, the Company does not own, directly or indirectly, any capital stock of any corporation or any equity, profit sharing, participation or other interest in any corporation, partnership, Limited Liability Company, joint venture or other entity.

3.2 Authorization; Enforcement. (i) The Company and the Seller have all requisite corporate power and authority to enter into and perform this Agreement and to consummate the transactions contemplated hereby in accordance with the terms hereof, (ii) the execution and delivery of this Agreement by the Company and the Seller consummation by them of the transactions contemplated hereby have been duly authorized by the Board of Directors of each and no further consent or authorization of the Company, the Seller, their respective Board of Directors, or its stockholders is required, (iii) this Agreement has been duly executed and delivered by the Company and the Seller by their respective authorized representative, and such authorized representative is the true and official representative with authority to sign this Agreement and the other documents executed in connection herewith and bind the Company accordingly, (iv) this Agreement constitutes a legal, valid and binding obligation of the Company and the Seller enforceable against each in accordance with its terms. The Company and the Seller have full legal right and power and all authority required to enter into, execute and deliver this Agreement and to perform fully their obligations hereunder,

including without limitation, the sale and transfer of the Purchase Shares to the Buyer, and (v) this Agreement has been duly executed and delivered on behalf of the Principals, and this Agreement constitutes a valid and binding agreement of the Principals enforceable against the Principals in accordance with its terms.

3.3 **Capitalization**. As of the date hereof, the Company's authorized capital consists of (a) 100,000,000 shares of Common Stock of which 11,195,987 shares are issued and outstanding, (i) with each holder thereof being entitled to cast one vote for each share held on all matters properly submitted to the Shareholders for their vote; and (ii) there being no preemptive rights and no cumulative voting; (b) 30,000 shares of Series A Preferred of which 12,546 shares are issued and outstanding, (i) with each holder thereof being entitled to cast 833.33 votes for each share held on all matters properly submitted to the Shareholders for their vote; (ii) there being no preemptive rights and no cumulative voting; and (iii) each share being convertible into 833.33 shares of Common Stock; and (c) 500,000 shares of Series B Preferred of which 90,000 shares are issued and outstanding, (i) with no voting rights for such shares; (ii) there being no preemptive rights and no cumulative voting; and (iii) each share being convertible into two (2) shares of Common Stock.

Other than with respect to this Agreement and the information set forth above, the Company has no shares reserved for issuance pursuant to any stock option plan or pursuant to securities exercisable for, or convertible into or exchangeable for shares of Common Stock. All of such outstanding shares of capital stock are duly authorized, validly issued, fully paid and nonassessable. Other than as set forth on Schedule 3.3, attached hereto, no shares of capital stock of the Company are subject to preemptive rights or any other similar rights of the stockholders of the Company or any liens or encumbrances. Except as listed above, there are (i) no outstanding options, warrants, scrip, rights to subscribe for, puts, calls, rights of first refusal, agreements, understandings, claims or other commitments or rights of any character whatsoever relating to, or securities or rights convertible into or exchangeable for any shares of capital stock of the Company, or arrangements by which the Company is or may become bound to issue additional shares of capital stock of the Company, (ii) no agreements or arrangements under which the Company is obligated to register the sale of any of its or their securities under the 1933 Act and (iii) no anti-dilution or price adjustment provisions contained in any security issued by the Company (or in any agreement providing rights to security holders). The Company has furnished to the Buyer true and correct copies of the Company's Articles of Incorporation as in effect on the date hereof ("Articles of Incorporation") and the Company's By-laws, as in effect on the date hereof (the "By-laws"). The Company is issuing the Additional Shares and transferring them to the Buyer free and clear of all liens, encumbrances, objections, title defects, security interest, pledges, mortgages, charges, claims, options, preferential arrangements or restrictions of any kind, including but not limited to any restriction on the use, voting, transfer or other exercise of any attributes of ownership (collectively, "Encumbrances"), other than those created by applicable federal and state securities laws. Upon Closing, the Buyer shall be the lawful record and beneficial owner of the Purchase Shares and the Additional Shares, free and clear of all Encumbrances, other than those created by applicable federal and state securities laws. Other than as set forth on Schedule 3.3

attached hereto, the Company is not a party to any stockholders' agreements, voting trust, proxies, options, rights of first refusal or any other agreements or understandings with respect to its shares of Common Stock, Series A Preferred or Series B Preferred.

3.4 **<u>No Conflicts</u>**. The execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby will not (i) conflict with or result in a violation of any provision of the Articles of Incorporation or By-laws of the Company or (ii) violate or conflict with, or result in a breach of any provision of, or constitute a default (or an event which with notice or lapse of time or both could become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture, patent, patent license or instrument to which the Company is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws and regulations and regulations of any self-regulatory organizations to which the Company or its securities are subject) applicable to the Company or by which any of its property or asset is bound or affected. The Company is not in violation of its Articles of Incorporation, By-laws or other organizational documents and the Company is not in default (and no event has occurred which with notice or lapse of time or both could put such parties in default) under, and the Company has not taken any action or failed to take any action that would give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Company is a party or by which any property or assets of the Company is bound or affected. The businesses of the Company are not being conducted in violation of any law, ordinance or regulation of any governmental entity. The Company is not required to obtain any consent, authorization or order of, or make any filing or registration with, any court, governmental agency, regulatory agency, self regulatory organization or stock market or any third party in order for it to execute, deliver or perform any of its obligations under this Agreement.

3.5 **<u>Disclosure</u>**. All information relating to or concerning the Company set forth in this Agreement and otherwise in connection with the transactions contemplated hereby is true and correct in all respects and the Company has not omitted to state any fact necessary in order to make the statements made herein or therein, in light of the circumstances under which they were made, not misleading.

3.6 **<u>Brokers</u>**. The Company has not taken any action which would give rise to any claim by any person for brokerage commissions, transaction fees or similar payments relating to this Agreement or the transactions contemplated hereby. The Company hereby indemnifies and holds the Creditors harmless from and against any and all losses, costs, expenses or liabilities (including, without limitation, attorneys' fees and costs, whether or not taxable and whether or not any action is prosecuted to judgment) incurred by the Company or the Creditor or any of their respective affiliates in connection with any claim or demand by any person or entity for any broker's, finder's, agent's or other commission or fee in connection with the Creditor's or the Company's entry into this Agreement and the transaction contemplated hereby. The provisions of this section shall survive the Closing or the earlier termination of this Agreement.

3.7 **No Solicitation**. No form of general solicitation or general advertising was used by the Company, the Seller or, to the best of its actual knowledge, any other person acting on behalf of the Company or the Seller, in connection with the offer and sale of the Additional Shares and the Purchase Shares. Neither the Company, nor the Seller, nor, to either's knowledge, any person acting on behalf of the Company or the Seller, has, either directly or indirectly, sold or offered for sale to any person (other than the Buyer) the Purchase Shares and the Additional Shares, and the Company and the Seller represent that neither they nor any person authorized to act on their behalf will sell or offer for sale any such security to, or solicit any offers to buy any such security from, or otherwise approach or negotiate in respect thereof with, any person or persons so as thereby to cause the issuance or sale of the Additional Shares and the Purchase Shares to be in violation of any of the provisions of Section 5 of the Securities Exchange Act of 1934 or any other provision of law.

3.8 **No Shareholder Approval Required**. The acquisition of the Additional Shares and the Purchase Shares by the Buyer from Company and Seller does not require the approval of the shareholders of the Company under the California Corporate Law, the Articles of Incorporation or By-laws, or any other requirement of law or, if shareholder approval is required it has or will, prior to the Closing, be properly obtained in accordance with the requirements of the Articles of Incorporation and By-laws and the California Corporate Law.

3.9 **No Dissenters' Rights**. The acquisition of the Additional Shares and the Purchase Shares by the Buyer from the Company and the Seller will not give rise to any dissenting shareholders' rights under the California Corporate Law, the Articles of Incorporation or By-laws, or otherwise.

3.10 **Prior Offerings**. All issuances by the Company of shares of Common Stock in past transactions have been legally and validly effected, and all of such shares of Common Stock are fully paid and non-assessable.

3.11 **Survival**. The representations and warranties herein by the Company will be true and correct in all material respects on and as of the Closing with the same force and effect as though said representations and warranties had been made on and as of the Closing Date and will, except, as otherwise provided herein, survive the Closing for a period of one (1) year.

IV. REPRESENTATIONS AND WARRANTIES OF THE BUYER

4.1 **Investment Purpose**. The Buyer is purchasing the Purchase Shares and the Additional Shares for its own account and not with a present view towards the public sale or distribution thereof, except pursuant to sales registered or exempted from registration under the 1933 Act.

4.2 **Reliance on Exemptions**. The Buyer understands that the Purchase Shares and the Additional Shares are being offered and sold to it in reliance upon specific exemptions from the registration requirements of United States federal and state

securities laws and that the Company is relying upon the truth and accuracy of, and the Buyer's compliance with, the representations, warranties, agreements, acknowledgments and understandings of the Buyer set forth herein in order to determine the availability of such exemptions and the eligibility of the Buyer to acquire such securities.

4.3 **Information**. The Buyer and its advisors, if any, have been furnished with all materials relating to the business, finances and operations of the Company and materials relating to the offer and sale of the Purchase Shares and the Additional Shares which have been requested by the Buyer or its advisors. The Buyer and its advisors, if any, have been afforded the opportunity to ask questions of the Company, the Seller and the Principals. Neither such inquiries nor any other due diligence investigation conducted by the Buyer or any of its advisors or representatives shall modify, amend or affect Buyer's right to rely on the Company's representations and warranties contained in Section 3 hereof. The Buyer understands that its investment in the Company involves a significant degree of risk.

4.4 **Accredited Investor**. The Buyer is an "accredited investor" as that term is defined in Rule 501(a) of Regulation D promulgated under the Securities Act.

4.5 **Authorization; Enforcement**. This Agreement has been duly and validly authorized. This Agreement has been duly executed and delivered on behalf of the Buyer, and this Agreement constitutes a valid and binding agreement of the Creditor enforceable against the Buyer in accordance with its terms.

V. CONDITIONS OF BUYER'S OBLIGATIONS AT CLOSING

The obligations of the Buyer under this Agreement are subject to the fulfillment on or before the Closing, of each of the following conditions:

5.1 **Representations and Warranties**. The representations and warranties of the Company contained in Article III hereof shall be true on and as of the Closing.

5.2 **Performance/No Event of Default**. The Company shall have performed and complied with all agreements and conditions contained herein to be performed or complied with by it on or before the Closing and there shall exist no Event of Default.

5.3 **Delivery of Shares**. The Seller shall have delivered the Purchase Shares and the Company shall have authorized, issued and delivered the Additional Shares to Buyer Creditor.

5.4 **Good Standing**. The Company shall have delivered a Certificate of Good Standing from the State of California, dated no more than thirty (30) days prior to the Closing.

5.5 **Employment Agreements**. The Principals shall have executed and delivered their Employment Agreements substantially in the form of Exhibit A attached hereto (the "Employment Agreements").

VI. CONDITIONS OF SELLER'S OBLIGATIONS AT CLOSING

The obligations of the Company, the Seller and the Principals under this Agreement are subject to the fulfillment on or before the Closing of the following condition:

6.1 **Representations and Warranties**. The representations and warranties of the Buyer contained in Article IV hereof shall be true on and as of the Closing.

6.2 **Employment Agreements**. Buyer shall cause the Company to have executed and delivered the Employment Agreements to the Principals.

VII. POST-CLOSING COVENANTS

7.1 **Assistance with Filings.** Principals shall provide Buyer and the Company with all reasonable assistance necessary to ensure that any and all filings required by the SEC, FINRA and NASDAQ are made in a timely fashion.

7.2 **Replacement of Auditor and Accountant.** The Company will replace its current auditor and accountant following the Closing. Principals agree to provide all reasonable assistance to effectuate this.

7.3 **Company Office.** The Company will maintain its current office in Los Angeles, California for at least four (4) months following the Closing.

7.5 **Indemnification.** The Company will indemnify, defend and hold the Principals harmless from and against any and all liability, claim, loss, cost and expense (including reasonable attorneys' fees) arising out of their service as Directors of the Company for any and all periods following the Closing.

7.6 **Release.** The Company hereby releases the Principals from any causes of action it may have against them, either singularly or together, arising from their actions as officers and directors of the Company for the period up to and including the date of the Closing; provided that the foregoing shall not apply to any action taken which has not been disclosed to the Company and its shareholders.

VIII DEFAULT

8.1 **Events of Default**. With respect to this Agreement, the following events are "Events of Default" thereunder and hereunder:

(a) Default shall be made by the Buyer in the payment of the Purchase Price or any portion thereof after five (5) days' written notice from the Seller and the Principals following the date when the same is due and payable; or

(b) Default shall be made in the due performance or observance of any other material covenant, agreement or provision herein, to be performed or observed by any party, or a material breach shall exist in any representation or warranty herein contained, as of the date when made, and such default or breach shall have continued for a period of thirty (30) days after written notice thereof to the defaulting party from the other party.

8.2 **Acceleration**. If any one or more Events of Default described in Section 8.1 shall occur and be continuing, then the non-defaulting party may, at its option and by written notice to the defaulting party, (i) in the case of Seller and the Principals, declare the unpaid balance of the Purchase Price owing to be forthwith due and payable and thereupon such balance shall become so due and payable without presentation, protest or further demand or notice of intent to accelerate or other notice of any kind, all of which are hereby expressly waived by the Buyer, and (ii) in the case of any other Default, take any such action necessary to enforce this Agreement.

IX. MISCELLANEOUS

9.1 **Notices**. All notices, requests, demands and other communications under this Agreement shall be in writing and shall be deemed to have been duly "given" on the date of delivery, if delivery is made personally or by telegram or telecopy to the party to whom notice is to be given, or upon receipt if mailed by first class mail, either registered or certified, postage prepaid and properly addressed as follows:

If to the Buyer:

The VeriGreen Group, LLC
575 Underhill Boulevard, Suite 125
Syosset, NY 11791

With a copy to:

Fredric H. Aaron, Esq.
14 Vanderventer Avenue, Suite 212
Port Washington, NY 11050

If to the Company:

Interlink-US-Network, Ltd.
10390 Wilshire Boulevard, Penthouse 20
Los Angeles, CA 90024
Attention: Richard M. Greenberg, President

If to the Seller and the Principals:

Jump Communications, Inc.
10390 Wilshire Boulevard, Penthouse 20
Los Angeles, CA 90024
Attention: A. Frederick Greenberg, President

With a copy to:

Fredric H. Aaron, Esq.
14 Vanderventer Avenue, Suite 212
Port Washington, NY 11050

Each party may change its address for purposes of this Section by giving the other parties written notice of the new address in the manner set forth above.

9.2 **Costs and Expenses**. The Company shall pay all of the reasonable costs and expenses, including without limitation all reasonable attorneys' fees and legal expenses, incurred by it in connection with the documentation of this Agreement.

9.3 **Binding Effect; Governing Law**. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors, except that no party shall have the right to assign its rights or obligations hereunder. This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of New York (without reference to any principles of conflicts of laws).

9.4 **Jurisdiction**. The parties each hereby irrevocably submit to the non-exclusive jurisdiction of any court sitting in New York County, New York, over any action, suit or proceeding arising out of or relating to this Agreement. The parties agree that final judgment in any such action, suit or proceeding brought in such a court shall be conclusive and binding upon each of the parties and may be enforced in any court of the jurisdiction to which the parties are subject by a suit upon such judgment; provided, however, that service of process is affected upon the parties in the manner permitted by law.

9.5 **Counterparts**. This Agreement may be executed in several counterparts, each of which shall constitute an original and all of which, when taken together, shall constitute one agreement.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized as of the date first above written.

THE COMPANY:

INTERLINK-US-NETWORK, LTD.

By:________________________
Name: A. FREDERICK GREENBERG
Title: CEO & CHAIRMAN

THE SELLER:

JUMP COMMUNICATIONS, INC.

By:________________________
Name: A. FREDERICK GREENBERG
Title: PRESIDENT & CHAIRMAN

THE PRINCIPALS

____
A. Frederick Greenberg, individually

____
Richard M. Greenberg, individually

THE BUYER:

THE VERIGREEN GROUP, LLC

By:________________________
Name: Robert Kohler
Title: Member